UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 352-5304

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to Mr. John F. Armstrong is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, TeamStaff, Inc. (the “Company” or “TeamStaff”) named John F. Armstrong as its Executive Vice President of Corporate Development, effective immediately. On December 3, 2010, the Company issued a press release announcing this matter, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Biographical Information.

John F. Armstrong. Mr. Armstrong joins TeamStaff with over three decades of in-depth experience both in the military and the defense industry (both public and private). Mr. Armstrong most recently served as director of the Sustainment and Health Services operation within Lockheed Martin Corporation from May 2008 to November 2010. Previously, from August 2002 to May 2008, he served as senior vice president of business development for Eagle Group International where he was instrumental in successfully growing the company to a competitive large business prior to being acquired by Lockheed Martin. Additionally, Mr. Armstrong served a distinguished career as an officer in the U.S. Army, retiring in 2002. He is a fellow in the American College of Healthcare Executives. Mr. Armstrong earned a Master of Business Administration degree from Marymount University, a Master of Arts from Ball State University and completed his undergraduate studies at the University of Central Florida. Mr. Armstrong is 61years old.

There are no arrangements or understandings between Mr. Armstrong and any other persons pursuant to which he was appointed as the Executive Vice President of Corporate Development of the Company. There are no family relationships between Mr. Armstrong and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Armstrong pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

The following is a description of the terms of employment agreed upon by the Company and Mr. Armstrong.

• Mr. Armstrong’s appointment as the Company’s Executive Vice President of Corporate Development commenced December 1, 2010. Mr. Armstrong will receive an initial base salary of $215,000 per annum.

• Mr. Armstrong may receive an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors. Target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary. For the Company’s 2011 fiscal year, $40,000 of the potential bonus will be guaranteed provided Mr. Armstrong remains employed as of the date on which the bonus payment is made.

• The Company granted Mr. Armstrong options to purchase 250,000 shares of common stock under the Company’s 2006 Long Term Incentive Plan (the “2006 Plan”). The options shall vest as follows: 50,000 options vest immediately; 100,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for ten consecutive trading days; and an additional 50,000 options shall vest if the closing price of the Company’s common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company’s common stock on the date his employment commenced.

The Company anticipates entering into a written employment agreement with Mr. Armstrong reflecting the above terms and conditions and including other provisions customary for such agreements.

Item 9.01	Financial Statements and Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit
(d)	Number	Exhibit Title or Description
	99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
	By:	/s/ Zachary C. Parker
		Name:	Zachary C. Parker
December 6, 2010		Title:	President and Chief Executive Officer Date:

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release

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